Filed pursuant to Rule 424(b)(5)
Registration No. 333-252264

This preliminary prospectus supplement and the accompanying prospectus relate to an effective registration statement under the Securities Act of 1933, but the information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell the securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated February 3, 2021

Preliminary Prospectus Supplement

(to Prospectus dated January 25, 2021)

             shares of common stock

We are offering                shares of our common stock, par value $0.001 per share, at a price of $                 per share.

Our common stock is listed on The Nasdaq Capital Market under the symbol “AQB.” The last reported sale price of our common stock on The Nasdaq Capital Market on February 2, 2021 was $11.32 per share. We are an “emerging growth company” under applicable federal securities laws and will be subject to reduced public company reporting requirements for this prospectus supplement and future filings with the Securities and Exchange Commission.

Certain of our directors, officers or certain existing shareholders, or their respective affiliates, may participate in this offering on the same terms as other investors.

Investing in our securities involves significant risks. Please read the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page  S-6 of this prospectus supplement, and under similar headings in other documents filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per share	Total
Offering price	$	$
Underwriting discounts and commissions(1)(2)	$	$
Proceeds, before expenses, to us	$	$

(1)	The underwriters will receive a 6% underwriting discount in connection with this offering.
(2)

We have agreed to reimburse the underwriters for certain expenses of the offering. See “Underwriting” on page S-22 of this prospectus supplement for additional information regarding underwriting compensation.

We have granted the underwriters a 30-day option to purchase up to additional shares of common stock from us at the public offering price, less underwriting discounts and commissions, to cover over-allotments, if any. See “Underwriting” on page S-22 of this prospectus supplement for a description of the over-allotment option.

Delivery of the shares will take place on or about February                 , 2021, subject to the satisfaction of certain conditions.

Oppenheimer & Co. Lake Street

Prospectus Supplement dated February                , 2021

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of the registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process and consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus.

If information in this prospectus supplement is inconsistent with the accompanying prospectus or with any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, you should rely on this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, the securities being offered and other information you should know before investing in our securities. You should also read and consider information in the documents we have referred you to in the sections of this prospectus supplement entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

You should rely only on this prospectus supplement, the accompanying prospectus, the documents incorporated or deemed to be incorporated by reference herein or therein and any free writing prospectus prepared by us or on our behalf. We have not, and the underwriters have not, authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We and the underwriters are not offering to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus, or incorporated by reference herein, is accurate as of any date other than as of the date of this prospectus supplement or the accompanying prospectus or any free writing prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of our securities. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

All references in this prospectus supplement or the accompanying prospectus to “AquaBounty Technologies,” “AquaBounty,” “the Company,” “we,” “us,” and “our company” mean AquaBounty Technologies, Inc. and its consolidated subsidiaries, unless we state otherwise or the context otherwise requires.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement or the accompanying prospectus applicable to that jurisdiction.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of the SEC’s web site is http://www.sec.gov. Our common stock is listed for trading on The Nasdaq Capital Market under the symbol “AQB.”

We have filed with the SEC a registration statement on Form S-3 (File No. 333-252264) under the Securities Act of 1933, as amended, or the Securities Act, with respect to the securities offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus filed as part of the registration statement do not contain all the information set forth in the registration statement and its exhibits and schedules. For further information about us, this offering and our common stock, you may refer to the registration statement and to its exhibits and schedules as well as the documents described herein or incorporated herein by reference. You can review and copy these documents, without charge, on the SEC’s website as described above.

We maintain a website at www.aquabounty.com. The reference to our website is intended to be an inactive textual reference only. The information contained on or accessible through our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and you should not consider information on or accessible through our website to be part of this prospectus supplement or the accompanying prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement and the accompanying prospectus. The information incorporated by reference is an important part of this prospectus supplement and accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with the statements made in the accompanying prospectus or the information incorporated by reference, the statements made in the accompanying prospectus are deemed modified or superseded by the statements made in this prospectus supplement, while information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus supplement the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus supplement but prior to the termination of the offering of the securities covered by this prospectus supplement and accompanying prospectus (other than information deemed furnished pursuant to Items 2.02 and 7.01 of Form 8-K). The documents we are incorporating by reference are:

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March  10, 2020, and our definitive proxy statement on Schedule 14A (with respect to those portions specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2019), which was filed with the SEC on March 19, 2020;

•

our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, filed with the SEC on May 5, 2020, June  30, 2020, filed with the SEC on August 6, 2020 and September  30, 2020, filed with the SEC on November 3, 2020;

•

our Current Reports on Form 8-K filed with the SEC on January 27, 2020, February 11, 2020, February  12, 2020, February 13, 2020, March  10, 2020, April  29, 2020, August  5, 2020, August  6, 2020, August  10, 2020, August  20, 2020, November  3, 2020, November  19, 2020, December  9, 2020, December  10, 2020 and December 14, 2020 (except that, with respect to each of the foregoing Current Reports, any portions thereof which are furnished and not filed shall not be deemed incorporated by reference into this prospectus supplement); and

•

the description of our common stock contained in Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 10, 2020 (including any further amendment or reports filed with the SEC for the purpose of updating such description).

We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus supplement, but not delivered with the prospectus supplement, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus supplement incorporates. You should direct written requests to Corporate Secretary, AquaBounty Technologies, Inc., 2 Mill & Main Place, Suite 395, Maynard Massachusetts 01754, Telephone: (978) 648-6000.

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SPECIAL NOTE REGARDING FORWARD - LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents that we incorporate by reference, contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, that are based on our management’s belief and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial or operating performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “continue,” “could,” “intends,” “target,” “projects,” “contemplates,” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect our results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and our subsequent Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, and under the heading “Risk Factors” in this prospectus supplement, the accompanying prospectus and in any free writing prospectus. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this prospectus supplement, the accompanying prospectus, any free writing prospectus and the documents that we reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus supplement is part, completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

In particular, forward-looking statements in this prospectus supplement, the accompanying prospectus and any free writing prospectus and in the documents that we reference herein and therein include statements about:

•	the anticipated benefits and characteristics of our AquAdvantage Salmon product;

•	the implementation and likelihood of achieving the business plan, future revenue, and operating results;

•	our plans for (including without limitation, projected costs, locations and third-party involvement) and the timing of the development of new farms and the output of those farms;

•	developments concerning our research projects;

•	our expectations regarding our ability to successfully enter new markets or develop additional products;

•	our competitive position and developments and projections relating to our competitors and our industry;

•	expectations regarding anticipated operating results;

•	our cash position and ability to raise additional capital to finance our activities;

•	the impact of the COVID-19 coronavirus outbreak (the “COVID-19 pandemic”) on our business, operations and financial results, any of which could be significantly impaired by the COVID-19 pandemic;

•	our ability to protect our intellectual property and other proprietary rights and technologies;

•	the impact of and our ability to adapt to changes in laws or regulations and policies;

•	the ability to secure any necessary regulatory approvals to commercialize any products;

•	the rate and degree of market acceptance of any products developed through the application of bioengineering, including bioengineered fish;

•	our ability to retain and recruit key personnel;

•	the success of any of our future acquisitions or investments;

•	our expectations regarding the time during which we will be an emerging growth company under the Jumpstart Our Business Startups Act (the “JOBS Act”);

•	our estimates regarding expenses, future revenue, capital requirements, and needs for additional financing; and

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•	other risks and uncertainties referenced under “Risk Factors” below and in any applicable free writing prospectus and any documents incorporated by reference herein.

Forward-looking statements contained in this prospectus supplement, the accompanying prospectus or in the documents that we reference herein and therein represents our views only as of the respective dates on which such statements were made. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. Therefore, these forward-looking statements do not represent our views as of any date other than the date on which they were made.

S-iv

SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all the information that you should consider before investing in our securities. You should read the entire prospectus supplement and the accompanying prospectus carefully, including “Risk Factors” contained in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein and the financial statements incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. Unless otherwise stated, all information contained in this prospectus supplement assumes or gives effect to no exercise by the underwriters of their over-allotment option.

Overview

AquaBounty is a leader in the field of land-based aquaculture and the use of technology for improving its productivity and sustainability. Our objective is to ensure the availability of high-quality seafood to meet global consumer demand, while addressing critical production constraints in the most popular farmed species.

On November 19, 2015, we received approval from the FDA of our New Animal Drug Application (“NADA”) for the production, sale, and consumption in the United States of AquAdvantage Salmon, which grows to harvest size faster than conventional Atlantic salmon. This was followed on May 19, 2016, by the approval from Health Canada for the production, sale, and consumption of AquAdvantage Salmon in Canada. Consequently, we have received approvals for our product from what we believe are two of the most respected and rigorous regulatory agencies in the world.

We farm AquAdvantage Salmon in land-based, recirculating aquaculture systems (“RAS”), which allows inland fish farms to be established close to major demand centers in a profitable and environmentally sustainable manner. Our years of experience growing Atlantic salmon in land-based farms, coupled with the economic advantage of our faster-growing AquAdvantage Salmon, offers the opportunity to energize salmon aquaculture in the United States, which imported more than $3.4 billion of Atlantic salmon in 2018 according to the U.S. Department of Commerce (“DOC”).

In 2017, we purchased an existing land-based aquaculture facility in Indiana as our first farm in the United States. We currently are growing both conventional Atlantic salmon and AquAdvantage Salmon at the farm, with our first harvests of conventional Atlantic salmon having commenced in the second quarter of 2020 and our first harvests of AquAdvantage Salmon expected in the first quarter of 2021. Our future plans include construction of four to five new farms in North America at sites close to consumer consumption over the next several years. Additionally, we are pursuing regulatory approval for AquAdvantage Salmon in Argentina, Brazil, China, and Israel.

We have incurred significant losses since our inception. We expect to continue to incur significant losses for the foreseeable future, and we may never achieve or maintain profitability. For the fiscal years ended December 31, 2019, 2018, and 2017, we experienced net losses of $13.2 million, $10.4 million, and $9.3 million, respectively.

We were formed under the laws of the State of Delaware on December 17, 1991. Our principal executive offices are located at 2 Mill & Main Place, Suite 395, Maynard, Massachusetts 01754. Our telephone number is (978) 648-6000. On January 19, 2017, our common stock began trading on The Nasdaq Capital Market under the symbol “AQB.”

Recent Developments

In March 2020, the World Health Organization declared the outbreak of a novel coronavirus, SARS-CoV-2, as a pandemic, which continues to spread throughout the United States and worldwide. Because infections of this virus and incidences of the disease it causes, COVID-19, have been reported throughout both the United States and Canada, certain national, provincial, state, and local governmental authorities have issued proclamations and directives aimed at minimizing the spread of the virus. Additional, more restrictive proclamations and directives may be issued in the future.

The ultimate impact of the COVID-19 pandemic on our operations is unknown and will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration of the COVID-19 pandemic, new information which may emerge concerning the severity of the COVID-19 pandemic, and any additional preventative and protective actions that governments, or we, may direct, which may result in an extended period of continued business disruption and reduced operations. Our current preventative and protective measures include, but are not limited to, segregating farm workers to specific locations, rotating shifts, and monitoring worker temperatures upon arrival at our facilities. To the extent possible, work-from-home is utilized for employees that do not have fish care responsibilities. To date, our farm operations have not been adversely affected by the pandemic, although we have made modifications to biosecurity procedures and our farm sites to adapt to local requirements and to provide a safe work environment.

We have experienced delays in capital projects due to the pandemic, including a delay in the completion of the processing facility at the Indiana farm. The project was completed in November 2020 and we utilized third party alternatives for fish processing during the interim. We have also seen a reduction in both the demand and market price for Atlantic salmon due to the impact of the pandemic in the food service channel in the industry, specifically on restaurants. This has impacted our scheduled harvests, thus reducing our expected revenue and increasing our inventory biomass. We expect that these conditions will continue through the first half of 2021, as the industry waits for the roll-out of a COVID-19 vaccine and the subsequent reopening of the food service channel.

We concluded 2020 with a conventional Atlantic salmon harvest that met our high standards for nutrition, taste and texture. However, unlike our AquAdvantage Salmon, the conventional salmon did not achieve the same high level of color consistency, due in part to the maturity of the male population and the quality of the color additive in the feed. We identified and successfully addressed the source of the color inconsistency in the conventional salmon, and our production plans call for only raising our all-female AquAdvantage Salmon moving forward.

We are currently planning to reduce our excess inventory of conventional Atlantic salmon by creating a donation program to provide the fish to local food charities who have experienced unprecedented demand to feed families that have been impacted by the economic downturn in many markets across the U.S. due to the pandemic. Going forward, we plan to continue the donation program, utilizing a portion of our production output and allowing us to contribute to our communities.

In December 2020, we selected InnovaSea as the Recirculating Aquaculture Systems (“RAS”) technology provider for our planned 10,000 metric ton farm (“Farm 3”), which we estimate will require capital expenditures of between $140 to $175 million to complete. We also communicated that though we had initially identified Mayfield, Kentucky as our leading site for Farm 3, that our subsequent diligence indicated that an alternative site may be superior. Our selection process has allowed us to pursue additional sites in the Midwest as we seek an optimal location for our farm. We continue to expect construction to begin in 2021 and anticipate that the farm will be ready to commence commercial production in 2023.

We remain focused on maintaining a strong balance sheet, liquidity, and financial flexibility and continue to monitor developments as we deal with the disruptions and uncertainties from a business and financial perspective relating to the COVID-19 pandemic. Management expects that all of its operations, across all of its geographies, will be impacted to some degree, but the significance of the impact of the COVID-19 pandemic on our business and the duration for which it may have an impact cannot be determined at this time.

In December 2020, we completed a public offering of common shares with gross proceeds of $65.2 million and we ended the year with $96.2 million of cash and cash equivalents.

THE OFFERING

The following is a brief summary of some of the terms of the offering and is qualified in its entirety by reference to the more detailed information appearing elsewhere in this prospectus supplement and the accompanying prospectus. For a more complete description of the terms of our common stock, see the “Description of Securities” section in this prospectus supplement and the “Description of Capital Stock” section in the accompanying prospectus.

Common stock we are offering	shares (or shares if the underwriters’ over-allotment option is exercised in full).

Common stock to be outstanding after this offering	shares, as more fully described in the notes following this table (or shares if the underwriters’ over-allotment option is exercised in full).

Over-allotment option	We have granted the underwriters an option to purchase additional shares of common stock equal to 15% of the shares in the offering at the public offering price per share of common stock set forth on the cover page hereto less the underwriting discounts and commission. This option is exercisable, in whole or in part, for a period of 30 days from the date of this prospectus supplement.

The Nasdaq Capital Market symbol	Our common stock is listed on The Nasdaq Capital Market under the symbol “AQB.”

Use of proceeds	We estimate that the proceeds from this offering will be approximately $ million (or approximately $ million if the underwriters’ over-allotment option is exercised in full), after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds from this offering for general corporate purposes, which may include capital expenditures (including development of existing and new farms), working capital, and other corporate expenses. See “Use of Proceeds” below.

Risk factors	Investing in our securities involves significant risks. Please read the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-6 of this prospectus supplement, and under similar headings in other documents filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.

The number of shares of common stock shown above to be outstanding after this offering is based on 55,497,133 shares outstanding as of December 31, 2020, and excludes:

•

657,414 shares of common stock issuable upon the exercise of stock options outstanding as of December 31, 2020, with a weighted-average exercise price of $4.28 per share under our 2006 Plan and our 2016 Plan;

•	996,767 shares of common stock reserved for future issuance under our 2016 Plan and 2006 Plan as of December 31, 2020; and

•

948,855 shares of our common stock issuable upon the exercise of warrants issued in January 2018 outstanding as of December 31, 2020, at an exercise price of $3.25 per share. Prior to the consummation of this offering, 487,578 shares of our common stock were issued pursuant to exercises of outstanding warrants.

Except as otherwise indicated, the information in this prospectus reflects or assumes the following:

•	no exercise of options outstanding as of December 31, 2020; and

•	no exercise by the underwriters of their option to purchase up to an additional shares of our common stock in this offering.

SUMMARY CONSOLIDATED FINANCIAL DATA

The following tables set forth summary consolidated financial data and other operating information of our company. The summary consolidated statements of operations data for the years ended December 31, 2019 and 2018, and the consolidated balance sheet data as of December 31, 2019, as set forth below are derived from our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and incorporated by reference herein. The summary consolidated statements of operations data for the nine months ended September 30, 2020 and 2019, and the consolidated balance sheet data as of September 30, 2020, as set forth below are derived from our unaudited interim consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, and incorporated by reference herein. The unaudited interim consolidated financial statements reflect all adjustments, consisting only of normal recurring adjustments, which are, in the opinion of management, necessary for a fair presentation of the Company’s financial position as of September 30, 2020. The information is only a summary and you should read it in conjunction with our audited consolidated financial statements, including the related notes, and other financial information and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and our unaudited interim condensed consolidated financial statements and related notes thereto in our Quarterly Reports, each of which is incorporated by reference herein. Historical results are not necessarily indicative of the results for future periods and results for the interim periods presented are not necessarily indicative of results for subsequent interim periods or for the full year.

Consolidated Statements of Operations Data:

	Nine Months ended September 30,		Fiscal Years ended December 31,
	2020	2019	2019	2018
(in thousands, except share and per share data)	(unaudited)
Statement of Operations Data:
Revenues
Product revenues	$77	$140	$187	$85
Costs and expenses:
Production costs	3,239	2,650	3,574	2,626
Sales and marketing	332	382	709	298
Research and development	1,663	1,924	2,360	3,459
General and administrative	5,054	4,961	6,723	4,068

Total costs and expenses	10,287	9,915	13,366	10,451
Operating loss	(10,210)	(9,775)	(13,179)	(10,366)
Other income (expense):
Gain on disposal of equipment	2	—	—	—
Interest and other expense, net	(76)	(34)	(49)	(16)
Total other expense	(74)	(34)	(49)	(16)
Net loss	$(10,283)	$(9,809)	$(13,228)	$(10,382)

Other comprehensive income:
Foreign currency translation gain (loss)	(130)	133	214	(360)

Total other comprehensive income (loss)	(130)	133	214	(360)

Comprehensive loss	$(10,413)	$(9,675)	$(13,014)	$(10,742)

Earnings per share
Net loss	(10,283)	(9,809)	(13,228)	(10,382)
Deemed dividend	—	—	—	(1,823)
Net loss attributable to common shareholders	$(10,283)	$(9,809)	$(13,228)	$(12,205)
Basic and diluted net loss per share	$(0.31)	$(0.50)	$(0.66)	$(0.94)
Weighted average number of common shares—basic and diluted	32,756,074	19,556,607	20,078,017	13,028,760

Consolidated Balance Sheet Data:

	As of September 30, 2020
	Actual		As Adjusted(1)
Balance Sheet Data:	(unaudited)
Cash and CD’s	$39,489	(2)
Total assets	$69,596
Debt	$8,578
Stockholders’ equity	$58,532

(1) The as-adjusted balance sheet data reflects (i) the receipt by us of proceeds from the sale of 10,028,000 shares of common stock on December 14, 2020, based on the public offering price of $6.50, and after deducting the underwriting discounts and commissions and offering expenses payable by us and (ii) the receipt by us of proceeds from the sale of                  shares of common stock by us in this offering, based on the public offering price of $                , and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

(2) Includes restricted cash of $500.

RISK FACTORS

Investing in our securities involves a high degree of risk. In addition to the other information contained in this prospectus supplement to the accompanying prospectus and in the documents we incorporate by reference, you should carefully consider the risks discussed below and under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and our subsequent Quarterly Reports on Form 10-Q, before making a decision about investing in our securities. The risks and uncertainties discussed below, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and in our subsequent Quarterly Reports on Form 10-Q are not the only ones facing us. Additional risks and uncertainties not presently known to us may also harm our business. If any of these risks occur, our business, financial condition and operating results could be harmed, the trading price of our common stock could decline and you could lose part or all of your investment.

Risks Relating to this Offering and our Common Stock

TS AquaCulture LLC’s significant share ownership position allows it to influence corporate matters.

Based solely on a Schedule 13D/A filed December 21, 2020, by Randal J. Kirk (“Mr. Kirk”), Third Security, LLC (“Third Security”), TS AquaCulture LLC (“TS AquaCulture”), and TS Biotechnology Holdings, LLC (“TS Biotechnology”), as of issuance, TS AquaCulture owns 8,239,199 shares of our common stock, or approximately 14.8% of our outstanding shares, and TS Biotechnology Holdings, LLC owns 9,175,000 shares of our common stock, or approximately 16.5% of our outstanding shares. In addition, entities controlled by Mr. Kirk, including Third Security and its affiliates other than TS AquaCulture and TS Biotechnology, currently hold 805,625 shares of our common stock, or approximately 1.5% of our outstanding shares. TS AquaCulture and TS Biotechnology are managed by Third Security, and TS AquaCulture is successor-in-interest to Precigen, Inc. (“Precigen”) under the Relationship Agreement entered into by AquaBounty and Precigen dated as of December 5, 2012 (the “Relationship Agreement”). Further, Alana Kirk, a member of the Company’s Board of Directors, is married to Randal J. Kirk and has reported that she owns 3,754 shares of our common stock, which includes 1,595 shares of common stock underlying outstanding stock options that are or will be immediately exercisable within 60 days of December 31, 2020, in her own name, which is less than one percent of our outstanding shares. Based on these holdings, Mr. Kirk, Precigen’s Executive Chairman and Third Security’s Chief Executive Officer and Senior Managing Director, and Mrs. Kirk have each reported control over approximately 32.8% of our outstanding shares. Mr. and Mrs. Kirk each disclaim beneficial ownership of the shares owned directly by the other, and Mrs. Kirk disclaims beneficial ownership of the shares deemed beneficially owned by Mr. Kirk, other than those that she owns directly.

An active trading market for our common stock may not develop or be sustained.

Although our common stock is currently traded on The Nasdaq Capital Market, an active trading market for our common stock may not be maintained. If an active market for our common stock is not maintained, it may be difficult for shareholders to sell shares of our common stock. An inactive trading market may impair our ability to raise capital to continue to fund operations by selling shares and may impair our ability to acquire other companies or technologies by using our shares as consideration.

The price of our shares of common stock is likely to be volatile.

The share price of publicly traded emerging companies can be highly volatile and subject to wide fluctuations. The prices at which our common stock is quoted and the prices which investors may realize will be influenced by a large number of factors, some specific to our company and operations and some that may affect the quoted biotechnology sector, or quoted companies generally. These factors could include variations in our operating results, publicity regarding the process of obtaining regulatory approval to commercialize our products, divergence in financial results from analysts’ expectations, changes in earnings estimates by stock market analysts, overall market or sector sentiment, legislative changes in our sector, the performance of our research and development programs, large purchases or sales of our common stock, currency fluctuations, legislative changes in the bioengineering environment, future sales of our common stock or the perception that such sales could occur and general economic conditions. Certain of these events and factors are outside of our control. Stock markets have from time to time experienced severe price and volume fluctuations, which, if recurring, could adversely affect the market prices for our common stock.

We do not anticipate paying cash dividends in the foreseeable future, and, accordingly, shareholders must rely on stock appreciation for any return on their investment.

We have never declared or paid cash dividends on our common stock. We do not anticipate paying cash dividends in the foreseeable future and intend to retain all of our future earnings, if any, to finance the operations, development, and growth of our business. There can be no assurance that we will have sufficient surplus under Delaware law to be able to pay any dividends at any time in the future. As a result, absent payment of dividends, only appreciation of the price of our common stock, which may never occur, will provide a return to shareholders. You may also have to sell some or all of your shares of our common stock in order to generate cash flow from your investment in us.

If securities or industry analysts do not publish research or reports, or publish inaccurate or unfavorable research or reports about our business, our share price and trading volume could decline.

The U.S. trading market for our shares of common stock depends, in part, on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over these analysts. If we obtain securities or industry analyst coverage, and one or more of the analysts who covers us downgrades our shares of common stock, changes their opinion of our shares, or publishes inaccurate or unfavorable research about our business, our share price would likely decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our shares of common stock could decrease, and we could lose visibility in the financial markets, which could cause our share price and trading volume to decline.

We are an “emerging growth company,” and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our shares of common stock less attractive to investors.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including the auditor attestation requirements in the assessment of our internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”), compliance with any new requirements adopted by the Public Company Accounting Oversight Board, disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and the requirements of holding advisory “say-on-pay” votes on executive compensation and shareholder advisory votes on golden parachute compensation not previously approved. Under the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”), we will remain an emerging growth company until the earliest of (1) the last day of the fiscal year in which we have more than $1.07 billion in annual revenue; (2) the date we qualify as a “large accelerated filer,” with at least $700.0 million of equity securities held by non-affiliates; (3) the issuance, in any three-year period, by our company of more than $1.0 billion in non-convertible debt securities; and (4) December 1, 2023, which is the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement filed under the Securities Act. We cannot predict if investors will find our shares of common stock to be less attractive because we may rely on these exemptions. If some investors find our shares of common stock less attractive as a result, there may be a less active trading market for our shares of common stock, and our share price may be more volatile.

Under the JOBS Act, emerging growth companies also can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected to avail ourselves of this exemption from new or revised accounting standards and, therefore, will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud.

Effective internal controls over financial reporting are necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, are designed to prevent fraud. Any failure to implement required new or improved controls, or difficulties encountered in their implementation could cause us to fail to meet our reporting obligations. In addition, any testing by us conducted in connection with Section 404 of the Sarbanes-Oxley Act, or any subsequent testing by our independent registered public accounting firm, may reveal deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses or that may require prospective or retroactive changes to our financial statements or identify other areas for further attention or improvement. Ineffective internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our common stock.

We may issue preferred stock with terms that could dilute the voting power or reduce the value of our common stock.

While we have no specific plan to issue preferred stock, our certificate of incorporation authorizes us to issue, without the approval of our shareholders, one or more series of preferred stock having such designation, relative powers, preferences (including preferences over our common stock respecting dividends and distributions), voting rights, terms of conversion or redemption, and other relative, participating, optional, or other special rights, if any, of the shares of each such series of preferred stock and any qualifications, limitations, or restrictions thereof, as our Board of Directors may determine. The terms of one or more classes or series of preferred stock could dilute the voting power or reduce the value of our common stock. For example, the repurchase or redemption rights or liquidation preferences we could assign to holders of preferred stock could affect the residual value of the common stock.

The financial reporting obligations of being a public company in the United States are expensive and time consuming and place significant additional demands on our management.

The obligations of being a public company in the United States place additional demands on our management and require significant expenditures, including costs resulting from public company reporting obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); the rules and regulations regarding corporate governance practices, including those under the Sarbanes-Oxley Act and the Dodd Frank Wall Street Reform and Consumer Protection Act; and the listing requirements for The Nasdaq Capital Market. Our management and other personnel devote a substantial amount of time to ensure that we comply with all of these requirements. Moreover, despite reforms made possible by the JOBS Act, the reporting requirements, rules, and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly, particularly if we were no longer to qualify as an emerging growth company. Any changes that we make to comply with these obligations may not be sufficient to allow us to satisfy our obligations as a public company on a timely basis, or at all.

These rules and regulations make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. These factors also could make it more difficult for us to attract and retain qualified persons to serve on our Board of Directors, particularly to serve on our Audit Committee and Compensation Committee, or as executive officers.

There can be no assurance that we will be able to comply with the continued listing standards of The Nasdaq Capital Market.

Even though our common stock has been listed on The Nasdaq Capital Market, we cannot assure you that we will be able to comply with standards necessary to maintain a listing of our common stock on The Nasdaq Capital Market. Our failure to meet the continuing listing requirements may result in our common stock being delisted from The Nasdaq Capital Market.

If you purchase shares of our common stock in this offering, you will experience substantial and immediate dilution.

If you purchase shares of our common stock in this offering, you will experience substantial and immediate dilution in the pro forma net tangible book value per share after giving effect to this offering, based on the public offering price of $                per share, because the price that you pay will be substantially greater than the pro forma net tangible book value per share of the common stock that you acquire. This dilution is due in large part to the fact that our earlier investors paid substantially less than the public offering price when they purchased their shares of our capital stock. You will experience additional dilution upon exercise of any warrant, upon exercise of options to purchase common stock under our equity incentive plans, vesting of restricted stock units issued to our employees, if we further issue restricted stock to our employees under our equity incentive plans, or if we otherwise issue additional shares of our common stock. For a further description of the dilution that you will experience immediately after this offering, see the section of this prospectus titled “Dilution.”

Our management will have broad discretion over the use of the proceeds we receive in this offering and might not apply the proceeds in ways that increase the value of your investment.

Our management will have broad discretion to use the net proceeds we receive from this offering, and you will be relying on the judgment of our management regarding the application of these proceeds. Our management might not apply the net proceeds that we receive from this offering in ways that increase the value of your investment. We intend to use the net proceeds from this offering for general corporate purposes, including investing further in our sales and marketing and research and development efforts and payment of anticipated general and administrative expenses. We may use a portion of the net proceeds we receive for the purchase of land and the payment of costs associated with the construction or site development for a new production farm, although we have no agreements, commitments or understandings with respect to any such transaction. Until we use the net proceeds that we receive from this offering, we plan to invest them, and these investments may not yield a favorable rate of return. If we do not invest or apply the net proceeds we receive from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

Provisions in our corporate documents and Delaware law could have the effect of delaying, deferring or preventing a change in control of us, even if that change may be considered beneficial by some of our shareholders.

The existence of some provisions of our certificate of incorporation or our bylaws or Delaware law could have the effect of delaying, deferring or preventing a change in control of us that a shareholder may consider favorable. These provisions include:

•	providing that the number of members of our board is limited to a range fixed by our bylaws;

•	establishing advance notice requirements for nominations of candidates for election to our Board of Directors or for proposing matters that can be acted on by shareholders at shareholder meetings; and

•	authorizing the issuance of “blank check” preferred stock, which could be issued by our Board of Directors to issue securities with voting rights and thwart a takeover attempt.

As a Delaware corporation, we are also subject to provisions of Delaware law, including Section 203 of the General Corporation Law of the State of Delaware. Section 203 prevents some shareholders holding more than 15% of our voting stock from engaging in certain business combinations unless the business combination or the transaction that resulted in the shareholder becoming an interested shareholder was approved in advance by our Board of Directors, results in the shareholder holding more than 85% of our voting stock (subject to certain restrictions), or is approved at an annual or special meeting of shareholders by the holders of at least 66 2/3% of our voting stock not held by the shareholder engaging in the transaction. Any provision of our certificate of incorporation or our bylaws or Delaware law that has the effect of delaying or deterring a change in control could limit the opportunity for our shareholders to receive a premium for their shares of our common stock and affect the price that some investors are willing to pay for our common stock.

Risks Relating to our Business

The funding, construction and operation of our future facilities involve significant risks.

We have limited experience constructing recirculating aquaculture system fish farms and doing so is a complex and lengthy undertaking that requires sophisticated, multi-disciplinary planning and precise execution. The funding, construction and operation of facilities are subject to a number of risks, any of which could prevent us from executing on our strategy. In particular, the build costs associated with future facilities, including our planned 10,000 metric ton farm (“Farm 3”) may materially exceed budgeted amounts, which could adversely affect our results of operations and financial condition. Based on advanced discussions with both its technology provider and engineering firm, the Company now expects the total build cost for Farm 3 will be in the range of $140 to $175 million. The Company continues to expect construction to begin in 2021 and anticipates the farm will be ready to commence commercial production in 2023.

However, we are in the early stages of facility design and we may suffer delays or cost overruns, which may be significant, as a result of a variety of factors, such as labor and material shortages, defects in materials and workmanship, adverse weather conditions, transportation constraints, construction change orders, site or design changes, labor issues, governmental approvals and other unforeseen difficulties, any of which could delay or prevent the completion of our planned facility during the time frame we anticipate or at all. If we are unable to address these risks in a satisfactory and timely manner, we may not be able to implement our expansion strategy as planned or at all. Even if we successfully fund, construct and design our planned Farm 3, there is no guarantee that this facility will produce at full capacity, and even if we do meet these goals, we may encounter operational challenges for which we are unable to devise a workable solution or which may result in additional costs.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $                 million (or approximately $                 million if the underwriters’ over-allotment option is exercised in full) after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds from this offering for general corporate purposes, including for the payment of costs associated with the construction or site development for a new production farm (although we have no agreements, commitments or understandings with respect to any such transaction), investing further in our sales and marketing and research and development efforts and payment of anticipated general and administrative expenses.

The amount of what, and timing of when, we actually spend for these purposes may vary significantly and will depend on a number of factors, including our future revenue and expenses and the other factors described in the section of this prospectus captioned “Risk Factors” and under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and in our subsequent Quarterly Reports on Form 10-Q. Accordingly, our management will have broad discretion in applying a portion of the net proceeds we receive from this offering. Pending these uses, we intend to invest the remaining net proceeds in high quality, investment-grade instruments.

DILUTION

If you invest in our common stock, you will experience dilution to the extent of the difference between the public offering price per share and the net tangible book value per share of our common stock immediately after this offering.

Our net tangible book value as of September 30, 2020, was approximately $58.3 million, or $1.30 per share of our common stock, based upon the number of shares of our common stock outstanding as of that date. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of September 30, 2020. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.

After giving effect to the offering of 10,028,000 shares of our common stock that closed on December 14, 2020, the sale of shares of our common stock in this offering at the public offering price of $                 per share and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2020, would have been approximately $                 million, or $                 per share. This represents an immediate increase in net tangible book value of $                 per share to existing stockholders and immediate dilution in net tangible book value of $                 per share to new investors purchasing our common stock in this offering at the public offering price. The following table illustrates this dilution on a per share basis:

Public offering price per share			$
Net tangible book value per share as of September 30, 2020		$1.30
Increase in net tangible book value per share attributable to new investors	$

As adjusted net tangible book value per share as of September 30, 2020, after giving effect to this offering and the offering that closed on December 14, 2020			$

Dilution in net tangible book value per share to investors in this offering			$

Each $0.10 increase (decrease) in the public offering price of $                 per share would increase (decrease) dilution per share to new investors by approximately $                 after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us for this offering.

If the underwriters exercise in full their over-allotment option at the public offering price of $                 per share, the as adjusted net tangible book value after this offering would be $                 per share of our common stock, representing an increase of as adjusted net tangible book value of $                 per share to our existing stockholders and an immediate dilution of $                 per share to new investors purchasing shares in this offering.

The foregoing table and discussion is based on 44,916,926 shares outstanding as of September 30, 2020, and excludes:

•

663,548 shares of common stock issuable upon the exercise of stock options outstanding as of September 30, 2020, with a weighted-average exercise price of $4.33 per share under our 2006 Plan and our 2016 Plan;

•	994,767 shares of common stock reserved for future issuance under our 2016 Plan and 2006 Plan as of September 30, 2020; and

•

1,501,062 shares of our common stock issuable upon the exercise of warrants issued in January 2018 outstanding as of September 30, 2020, at an exercise price of $3.25 per share. Prior to the consummation of this offering, 1,039,785 shares of our common stock were issued pursuant to exercises of outstanding warrants.

The above illustration of dilution per share to investors participating in this offering assumes no exercise of outstanding options to purchase our common stock or outstanding warrants to purchase shares of our common stock. The exercise of outstanding options and warrants having an exercise price less than the offering price will increase dilution to new investors. In addition, we may choose to raise additional capital depending on market conditions, our capital requirements and strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

CAPITALIZATION

The following table sets forth our cash and capitalization as of September 30, 2020:

•	on an actual basis; and

•

on an as adjusted basis to give effect to: the offering of 10,028,000 shares of our common stock that closed on December 14, 2020, and our sale in this offering of shares of common stock at a public offering price of $                 per share, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

You should read this table in conjunction with “Use of Proceeds” as well as our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements, including the related notes, incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of September 30, 2020
	Actual	As Adjusted(2)
	(unaudited)
(in thousands, except for share data)
Cash and CD’s	$38,989	$
Current debt	153
Long-term debt	8,425
Total liabilities	11,064
Preferred stock, $0.01 par value per share; 5 million shares authorized	—
Common stock, $0.001 par value per share; 80 million shares authorized, actual; 44,916,926 shares issued and outstanding, actual; 80 million shares authorized, as adjusted; shares issued and outstanding, as adjusted	45
Additional paid-in capital	201,403
Accumulated other comprehensive loss	(491)
Accumulated deficit	(142,425)
Total stockholders’ equity	58,533
Total capitalization	$69,597	$

(1)	The number of shares of our common stock in the table above excludes:

•

663,548 shares of common stock issuable upon the exercise of stock options outstanding as of September 30, 2020, with a weighted-average exercise price of $4.33 per share under our 2006 Plan and our 2016 Plan;

•	994,767 shares of common stock reserved for future issuance under our 2016 Plan and 2006 Plan as of September 30, 2020; and

•

1,501,062 shares of our common stock issuable upon the exercise of warrants issued in January 2018 outstanding as of September 30, 2020, at an exercise price of $3.25 per share. Prior to the consummation of this offering, 1,039,785 shares of our common stock were issued pursuant to exercises of outstanding warrants.

(2)	The number of shares on an as adjusted basis also gives effect to the issuance of 10,028,000 shares of our common stock that closed on December 14, 2020.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain earnings, if any, to finance the growth and development of our business. We do not expect to pay any cash dividends on our common stock in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our Board of Directors and will depend on our financial condition, results of operations, capital requirements, restrictions contained in current or future financing instruments, provisions of applicable law, and other factors the Board of Directors deems relevant.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 80,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, $0.01 par value per share. As of February 1, 2021, there were 55,989,065 shares of our common stock outstanding, zero shares of our preferred stock outstanding, and warrants issued in January 2018 to purchase 461,277 shares of our common stock outstanding.

In this offering, we are offering shares of common stock.

Common Stock

Holders of the common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor. Upon the liquidation, dissolution, or winding up of our company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding common stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are validly issued, fully paid and non-assessable.

The material terms and provisions of our common stock are described under the caption “Description of Capital Stock” starting on page 13 of the accompanying prospectus.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS OF COMMON STOCK

The following discussion is a summary of certain U.S. federal income tax considerations applicable to non-U.S. holders (as defined below) with respect to their ownership and disposition of shares of our common stock issued pursuant to this offering. For purposes of this discussion, a non-U.S. holder means a beneficial owner of our common stock that is for U.S. federal income tax purposes:

•	a nonresident alien individual;

•	a foreign corporation or any other foreign organization taxable as a corporation for U.S. federal income tax purposes; or

•	a foreign estate or trust, the income of which is not subject to U.S. federal income tax on a net income basis.

This discussion does not address the tax treatment of partnerships or other entities that are pass-through entities for U.S. federal income tax purposes or persons that hold their common stock through partnerships or other pass-through entities. A partner in a partnership or other pass-through entity that will hold our common stock should consult his, her or its tax advisor regarding the tax consequences of acquiring, holding and disposing of our common stock through a partnership or other pass-through entity, as applicable.

This discussion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the Code, existing and proposed U.S. Treasury Regulations promulgated thereunder, current administrative rulings and judicial decisions, all as in effect as of the date of this prospectus and, all of which are subject to change or to differing interpretation, possibly with retroactive effect. Any such change or differing interpretation could alter the tax consequences to non-U.S. holders described in this prospectus. There can be no assurance that the Internal Revenue Service, which we refer to as the IRS, will not challenge one or more of the tax consequences described herein, and we have not obtained nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax consequences to a non-U.S. holder of the ownership or disposition of our common stock. We assume in this discussion that a non-U.S. holder holds shares of our common stock as a capital asset within the meaning of Section 1221 of the Code, which generally consists of property held for investment.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular non-U.S. holder in light of that non-U.S. holder’s individual circumstances, nor does it address any estate or gift tax, U.S. state, local or non-U.S. taxes, the alternative minimum tax, the Medicare tax on net investment income, the rules regarding qualified small business stock within the meaning of Section 1202 of the Code, or any other aspect of any U.S. federal tax other than the income tax. This discussion also does not consider any specific facts or circumstances that may apply to a non-U.S. holder and does not address the special tax rules applicable to particular non-U.S. holders, such as:

•	insurance companies;

•	tax-exempt or governmental organizations;

•	financial institutions;

•	brokers or dealers in securities;

•	regulated investment companies;

•	pension plans;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	“qualified foreign pension funds,” or entities wholly owned by a “qualified foreign pension fund”;

•	persons deemed to sell our common stock under the constructive sale provisions of the Code;

•	persons that hold our common stock as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment; and

•	certain U.S. expatriates.

This discussion is for general information only and is not tax advice. Accordingly, all prospective non-U.S. holders of our common stock should consult their tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of our common stock for each non-U.S. holder’s individual circumstances.

Distributions on our common stock

Distributions, if any, on our common stock will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the non-U.S. holder’s investment, up to such holder’s tax basis in the common stock. Any distributions in excess of the holder’s tax basis will be treated as capital gain, subject to the tax treatment described below in “Gain on sale or other taxable disposition of our common stock.” Any such distributions will also be subject to the discussions below under the sections titled “Backup withholding and information reporting” and “Withholding and information reporting requirements-FATCA.”

Subject to the discussion in the following two paragraphs in this section, dividends paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the U.S. and such holder’s country of residence.

Dividends that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the U.S. and, if an applicable income tax treaty so provides, that are attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder within the U.S., are generally exempt from the 30% withholding tax described above if the non-U.S. holder satisfies applicable certification and disclosure requirements. However, such U.S. effectively connected income, net of specified deductions and credits, is taxed at the same U.S. federal income tax rates applicable to U.S. persons (as defined in the Code). Any U.S. effectively connected income received by a non-U.S. holder that is a corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the U.S. and such holder’s country of residence.

A non-U.S. holder of our common stock who claims the benefit of an applicable income tax treaty between the U.S. and such holder’s country of residence generally will be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form) to the applicable withholding agent and satisfy applicable certification and other requirements. Non-U.S. holders are urged to consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty. A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing a U.S. tax return with the IRS.

Gain on sale or other taxable disposition of our common stock

Subject to the discussions below under “Backup withholding and information reporting” and “Withholding and information reporting requirements-FATCA,” a non-U.S. holder generally will not be subject to any U.S. federal income tax on any gain realized upon such holder’s sale or other taxable disposition of shares of our common stock unless:

•

the gain is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business and, if an applicable income tax treaty so provides, is attributable to a permanent establishment or a fixed-base maintained by such non-U.S. holder in the U.S., in which case the non-U.S. holder generally will be taxed on a net income basis at the U.S. federal income tax rates applicable to U.S. persons (as defined in the Code) and, if the non-U.S. holder is a foreign corporation, the branch profits tax described above in “Distributions on our common stock” also may apply;

•

the non-U.S. holder is a nonresident alien individual who is present in the U.S. for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty between the U.S. and such holder’s country of residence) on the net gain derived from the disposition, which may be offset by certain U.S.-source capital losses of the non-U.S. holder, if any (even though the individual is not considered a resident of the U.S.), provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses; or

•

we are, or have been, at any time during the five-year period preceding such sale or other taxable disposition (or the non-U.S. holder’s holding period, if shorter) a “U.S. real property holding corporation,” unless our common stock is regularly traded on an established securities market and the non-U.S. holder holds no more than 5% of our outstanding common stock, directly or indirectly, actually or constructively, during the shorter of the 5-year period ending on the date of the disposition or the period that the non-U.S. holder held our common stock. Generally, a corporation is a U.S. real property holding corporation only if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. If we are a U.S. real property holding corporation, then a purchaser may be required to withhold 15% of the proceeds payable to a non-U.S. holder from a sale of our common stock, and the non-U.S. holder generally will be taxed on his, her or its gain derived from the disposition of our common stock at the U.S. federal income tax rates applicable to a U.S. person (as defined in the Code). Although there can be no assurance, we do not believe that we are, or have been, a U.S. real property holding corporation, or that we are likely to become one in the future. We also believe that our common stock is currently regularly traded on an established securities market for purposes of the rules described above, although no assurance can be provided that this will continue to be the case.

Backup withholding and information reporting

We must report annually to the IRS and to each non-U.S. holder the gross amount of the distributions on our common stock paid to such holder and the tax withheld, if any, with respect to such distributions. Non-U.S. holders may have to comply with specific certification procedures to establish that the holder is not a U.S. person (as defined in the Code) in order to avoid backup withholding at the applicable rate with respect to dividends on our common stock, generally by providing an applicable IRS Form W-8. Dividends paid to non-U.S. holders subject to withholding of U.S. federal income tax, as described above in “Distributions on our common stock,” generally will be exempt from U.S. backup withholding.

Information reporting and backup withholding (at a 24% rate) will generally apply to the proceeds of a disposition of our common stock by a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies his, her or its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the U.S. through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker.

Non-U.S. holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them. Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder can be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is filed with the IRS in a timely manner.

Withholding and information reporting requirements-FATCA

Provisions of the Code commonly referred to as the Foreign Account Tax Compliance Act, or FATCA, generally impose a U.S. federal withholding tax at a rate of 30% on payments of dividends on our common stock paid to a foreign entity unless (i) if the foreign entity is a “foreign financial institution,” such foreign entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the foreign entity is not a “foreign financial institution,” such foreign entity identifies certain of its U.S. investors, if any, or (iii) the foreign entity is otherwise exempt under FATCA. Such withholding may also apply to payments of proceeds of sales or other dispositions of our common stock, although under recently proposed U.S. Treasury Regulations no withholding would apply to payments of gross proceeds. The preamble to the proposed regulations specifies that taxpayers (including withholding agents) are permitted to rely on the proposed regulations pending finalization. Under certain circumstances, a non-U.S. holder may be eligible for refunds or credits of this withholding tax. An intergovernmental agreement between the U.S. and an applicable foreign country may modify the requirements described in this paragraph. Non-U.S. holders should consult their tax advisors regarding the possible implications of this legislation on their investment in our common stock and the entities through which they hold our common stock, including, without limitation, the process and deadlines for meeting the applicable requirements to prevent the imposition of the 30% withholding tax under FATCA.

The preceding discussion of U.S. federal income tax considerations is for general information only. It is not tax advice. Each prospective investor should consult his, her or its own tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of purchasing, holding and disposing of our common stock, including the consequences of any proposed change in applicable laws.

UNDERWRITING

We are offering the shares of common stock described in this prospectus supplement through the underwriters listed below. Oppenheimer & Co. Inc. (“Oppenheimer”) and Lake Street Capital Markets, LLC (“Lake Street”) are acting as joint book-running managers of this offering and representatives of the underwriters. The underwriters named below have agreed to buy, subject to the terms of the underwriting agreement, the number of shares of common stock listed opposite their names below. The underwriters are committed to purchase and pay for all of the shares if any are purchased, other than those shares covered by the over-allotment option described below.

Underwriter	Number of Shares
Oppenheimer & Co. Inc.
Lake Street Capital Markets, LLC
Total

The underwriters have advised us that they propose to offer the shares of common stock to the public at a price of $                 per share. The underwriters propose to offer the shares of common stock to certain dealers at the same price, less a concession of not more than $                 per share. After the offering, these figures may be changed by the underwriters.

The shares sold in this offering are expected to be ready for delivery on or about                 , 2021, against payment in immediately available funds. The underwriters may reject all or part of any order.

We have granted to the underwriters an option to purchase up to an additional                  shares of common stock from us at the same price to the public, and with the same underwriting discount, as set forth in the table below. The underwriters may exercise this option at any time and from time to time during the 30-day period after the date of this prospectus supplement, but only to cover over-allotments, if any. To the extent the underwriters exercise the option, the underwriters will become obligated, subject to certain conditions, to purchase the shares for which they exercise the option.

The table below summarizes the underwriting discounts that we will pay to the underwriters. These amounts are shown assuming both no exercise and full exercise of the over-allotment option.

We have agreed to pay up to $150,000 of the fees and expenses of the underwriters, which may include the fees and expenses of counsel to the underwriters. The fees and expenses of the underwriters that we have agreed to reimburse are not included in the underwriting discounts set forth in the table below.

We granted Lake Street a right of participation to serve as joint bookrunner (in the case of a public offering) or lead financial advisor (in the case of a merger, acquisition, or sale transaction) in the event that we determine to undertake such transaction within one year following the effective date of this offering. In accordance with applicable rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”), Lake Street does not have more than one opportunity to waive or terminate the right of participation in consideration of any payment or fee, and any payment or fee to waive or terminate the right of participation must be paid in cash and have a value not in excess of the greater of 1% of the proceeds in this offering (or, if greater, the maximum amount permitted by FINRA rules for compensation in connection with this offering) or 5% of the underwriting discount or commission paid in connection with any future financing subject to right of participation (including any overallotment option that may be exercised). This right of participation is not reflected in the table below.

Except as disclosed in this prospectus supplement, the underwriters have not received and will not receive from us any other item of compensation or expense in connection with this offering considered by FINRA to be underwriting compensation under FINRA Rule 5110. The underwriting discount and reimbursable expenses the underwriters will receive were determined through arms’ length negotiations between us and the underwriters.

	Per Share	Total with no Over- Allotment	Total with Over- Allotment
Underwriting discount to be paid by us	$	$	$

We estimate that the total expenses of this offering, excluding underwriting discounts, will be approximately $274,000. This includes $150,000 of fees and expenses of the underwriters in respect of this offering. These expenses are payable by us.

We also have agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

No Sales of Similar Securities

We, each of our directors and officers, and certain of our stockholders have agreed not to offer, sell, agree to sell, directly or indirectly, or otherwise dispose of any shares of common stock or any securities convertible into or exchangeable for shares of common stock without the prior written consent of Oppenheimer and Lake Street for a period of 90 days after the date of this prospectus supplement. These lock-up agreements provide limited exceptions and their restrictions may be waived at any time by Oppenheimer and Lake Street.

Price Stabilization, Short Positions, and Penalty Bids

To facilitate this offering, the underwriters may engage in transactions that stabilize, maintain, or otherwise affect the price of our common stock during and after the offering. Specifically, the underwriters may over-allot or otherwise create a short position in our common stock for their own account by selling more shares of common stock than we have sold to the underwriters. The underwriters may close out any short position by either exercising their option to purchase additional shares or purchasing shares in the open market.

In addition, the underwriters may stabilize or maintain the price of our common stock by bidding for or purchasing shares in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to broker-dealers participating in this offering are reclaimed if shares previously distributed in this offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of our common stock at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of our common stock to the extent that it discourages resales of our common stock. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the Nasdaq Capital Market or otherwise and, if commenced, may be discontinued at any time.

In connection with this offering, the underwriters and selling group members may also engage in passive market-making transactions in our common stock on the Nasdaq Capital Market. Passive market-making consists of displaying bids on the Nasdaq Capital Market limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market-making may stabilize the market price of our common stock at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Affiliations

The underwriters and their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing, and brokerage activities. The underwriters may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The underwriters may in the future receive customary fees and commissions for these transactions.

In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

The underwriters may facilitate the marketing of this offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and the prospectus supplement and accompanying prospectus online and place orders online or through their financial advisors.

Electronic Offer, Sale, and Distribution

In connection with this offering, the underwriters or certain of the securities dealers may distribute prospectuses by electronic means, such as e-mail. In addition, the underwriters may facilitate Internet distribution for this offering to certain of its Internet subscription customers. The underwriters may allocate a limited number of securities for sale to its online brokerage customers. An electronic prospectus supplement and accompanying prospectus is available on the Internet websites maintained by any such underwriter. Other than the prospectus supplement and accompanying prospectus in electronic format, the information on the websites of the underwriters is not part of this prospectus supplement or the accompanying prospectus.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “AQB.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Selling Restrictions

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45 106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31 103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33 105 Underwriting Conflicts (NI 33 105), the underwriters are not required to comply with the disclosure requirements of NI 33 105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive (each, a “Relevant Member State”), an offer to the public of any shares of our common stock may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any shares of our common stock may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

•	to any legal entity that is a qualified investor as defined in the Prospectus Directive;

•

to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

•

in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares of our common stock shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares of our common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our common stock to be offered so as to enable an investor to decide to purchase any shares of our common stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

Each underwriter has represented and agreed that:

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the shares of our common stock in circumstances in which Section 21(1) of the FSMA does not apply to us; and

•

it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of our common stock in, from or otherwise involving the United Kingdom.

Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the “SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). Accordingly, no public distribution, offering or advertising, as defined in CISA and its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA and its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of shares.

Australia

No placement document, prospectus, product disclosure statement, or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering.

Neither this prospectus supplement nor the accompanying prospectus constitutes a prospectus, product disclosure statement, or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), nor do they purport to include the information required for a prospectus, product disclosure statement, or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act), or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document that complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus supplement and the accompanying prospectus contain general information only and do not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and the accompanying prospectus is appropriate to their needs, objectives, and circumstances, and, if necessary, seek expert advice on those matters.

LEGAL MATTERS

The validity of the securities offered hereby has been passed upon for us by Goodwin Procter LLP, Boston, Massachusetts. Faegre Drinker Biddle & Reath LLP, Minneapolis, Minnesota is representing the underwriters in connection with this offering.

EXPERTS

The consolidated financial statements of AquaBounty Technologies, Inc. as of December 31, 2019 and 2018, and for each of the years in the two-year period ended December 31, 2019, have been incorporated by reference herein in reliance upon the report of Wolf & Company, P.C., independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

PROSPECTUS

$200,000,000

Debt Securities

Common Stock

Preferred Stock

Warrants

Units

We may offer and sell from time to time, in one or more series or issuances and on terms that we will determine at the time of the offering, any combination of the securities described in this prospectus, up to an aggregate amount of $200,000,000. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered.

We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation, and any over-allotment options held by them will be described in the applicable prospectus supplement. See the section titled “Plan of Distribution.”

Our common stock is listed on The Nasdaq Capital Market under the symbol “AQB.” On January 15, 2021, the last reported sale price of our common stock on The Nasdaq Capital Market was $11.00 per share.

We are an “emerging growth company” as that term is used in the Jumpstart our Business Startups Act of 2012 and, as such, have elected to avail ourselves of certain reduced public company reporting requirements for this prospectus and future filings.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” contained in this prospectus beginning on page 5 and any applicable prospectus supplement and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is January 25, 2021.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total amount of $200,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update, or change information contained in the prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. This prospectus, together with any accompanying prospectus supplement, contains important information you should know before investing in our securities, including important information about us and the securities being offered. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” beginning on page 24 of this prospectus.

The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered; the initial public offering price; the price paid for the securities; net proceeds; and the other specific terms related to the offering of the securities.

You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement or free writing prospectus relating to a particular offering. No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement, and any related free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us. If anyone provides you with different, additional or inconsistent information, you should not rely on it. We do not take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither this prospectus nor any prospectus supplement nor any related free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

You should read the entire prospectus and any prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference into this prospectus, any prospectus supplement, or any related free writing prospectus, before making an investment decision. Neither the delivery of this prospectus, any prospectus supplement, or any free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement, or any document incorporated by reference is accurate only as of their respective dates, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any sale of securities. Our business, financial condition, results of operations, and prospects may have changed materially since those dates.

Unless otherwise specified or the context requires otherwise, the terms “AquaBounty Technologies,” “AquaBounty,” “the Company,” “we,” “us,” and “our company” mean AquaBounty Technologies, Inc. and its consolidated subsidiaries.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, that are based on our management’s belief and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial or operating performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “continue,” “could,” “intends,” “target,” “projects,” “contemplates,” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect our results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and our subsequent Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, and under the heading “Risk Factors” in this prospectus. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this prospectus and the documents that we reference herein and have filed as exhibits to the registration statement, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

In particular, forward-looking statements in this prospectus and in the documents that we reference herein include statements about:

•	the anticipated benefits and characteristics of our AquAdvantage Salmon product;

•	the implementation and likelihood of achieving the business plan, future revenue, and operating results;

•	our plans for (including without limitation, projected costs, locations and third-party involvement) and the timing of the development of new farms and the output of those farms;

•	developments concerning our research projects;

•	our expectations regarding our ability to successfully enter new markets or develop additional products;

•	our competitive position and developments and projections relating to our competitors and our industry;

•	expectations regarding anticipated operating results;

•	our cash position and ability to raise additional capital to finance our activities;

•	the impact of the COVID-19 coronavirus outbreak (the “COVID-19 pandemic”) on our business, operations and financial results, any of which could be significantly impaired by the COVID-19 pandemic;

•	our ability to protect our intellectual property and other proprietary rights and technologies;

•	the impact of and our ability to adapt to changes in laws or regulations and policies;

•	the ability to secure any necessary regulatory approvals to commercialize any products;

•	the rate and degree of market acceptance of any products developed through the application of bioengineering, including bioengineered fish;

•	our ability to retain and recruit key personnel;

•	the success of any of our future acquisitions or investments;

•	our expectations regarding the time during which we will be an emerging growth company under the Jumpstart Our Business Startups Act (the “JOBS Act”);

•	our estimates regarding expenses, future revenue, capital requirements, and needs for additional financing; and

•	other risks and uncertainties referenced under “Risk Factors” below and in any applicable prospectus supplement and any documents incorporated by reference herein and therein.

Forward-looking statements contained in this prospectus or in the documents that we reference herein represent our views only as of the respective dates on which such statements were made. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. Therefore, these forward-looking statements do not represent our views as of any date other than the date on which they were made.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus. This summary does not contain all the information that you should consider before investing in our securities. You should read the entire prospectus and any applicable prospectus supplement carefully, including the “Risk Factors” contained in this prospectus, any applicable prospectus supplement, and the documents incorporated by reference herein and therein and the financial statements incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.

Overview

AquaBounty is a leader in the field of land-based aquaculture and the use of technology for improving its productivity and sustainability. Our objective is to ensure the availability of high-quality seafood to meet global consumer demand, while addressing critical production constraints in the most popular farmed species.

On November 19, 2015, we received approval from the FDA of our New Animal Drug Application (“NADA”) for the production, sale, and consumption in the United States of AquAdvantage Salmon, which grows to harvest size faster than conventional Atlantic salmon. This was followed on May 19, 2016, by the approval from Health Canada for the production, sale, and consumption of AquAdvantage Salmon in Canada. Consequently, we have received approvals for our product from what we believe are two of the most respected and rigorous regulatory agencies in the world.

We farm AquAdvantage Salmon in land-based, recirculating aquaculture systems (“RAS”), which allows inland fish farms to be established close to major demand centers in a profitable and environmentally sustainable manner. Our years of experience growing Atlantic salmon in land-based farms, coupled with the economic advantage of our faster-growing AquAdvantage Salmon, offers the opportunity to energize salmon aquaculture in the United States, which imported more than $3.4 billion of Atlantic salmon in 2018 according to the U.S. Department of Commerce (“DOC”).

In 2017, we purchased an existing land-based aquaculture facility in Indiana as our first farm in the United States. We currently are growing both conventional Atlantic salmon and AquAdvantage Salmon at the farm, with our first harvests of conventional Atlantic salmon having commenced in the second quarter of 2020 and our first harvests of AquAdvantage Salmon expected in the first quarter of 2021. Our future plans include construction of four to five new farms in North America at sites close to consumer consumption over the next several years. Additionally, we are pursuing regulatory approval for AquAdvantage Salmon in Argentina, Brazil, China, and Israel.

We have incurred significant losses since our inception. We expect to continue to incur significant losses for the foreseeable future, and we may never achieve or maintain profitability. For the fiscal years ended December 31, 2019, 2018, and 2017, we experienced net losses of $13.2 million, $10.4 million, and $9.3 million, respectively.

We were formed under the laws of the State of Delaware on December 17, 1991. Our principal executive offices are located at 2 Mill & Main Place, Suite 395, Maynard, Massachusetts 01754. Our telephone number is (978) 648-6000. On January 19, 2017, our common stock began trading on The Nasdaq Capital Market under the symbol “AQB.”

Recent Developments

In March 2020, the World Health Organization declared the outbreak of a novel coronavirus, SARS-CoV-2, as a pandemic, which continues to spread throughout the United States and worldwide. Because infections of this virus and incidences of the disease it causes, COVID-19, have been reported throughout both the United States and Canada, certain national, provincial, state, and local governmental authorities have issued proclamations and directives aimed at minimizing the spread of the virus. Additional, more restrictive proclamations and directives may be issued in the future.

The ultimate impact of the COVID-19 pandemic on our operations is unknown and will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration of the COVID-19 pandemic, new information which may emerge concerning the severity of the COVID-19 pandemic, and any additional preventative and protective actions that governments, or we, may direct, which may result in an extended period of continued business disruption and reduced operations. Our current preventative and protective measures include, but are not limited to, segregating farm workers to specific locations, rotating shifts, and monitoring worker temperatures upon arrival at our facilities. To the extent possible, work-from-home is utilized for employees that do not have fish care responsibilities. To date, our farm operations have not been adversely affected by the pandemic, although we have made modifications to biosecurity procedures and our farm sites to adapt to local requirements and to provide a safe work environment.

We have experienced delays in capital projects due to the pandemic, including a delay in the completion of the processing facility at the Indiana farm. The project was completed in November 2020 and we utilized third party alternatives for fish processing during the interim. We have also seen a reduction in both the demand and market price for Atlantic salmon due to the impact of the pandemic in the food service channel in the industry, specifically on restaurants. This has impacted our scheduled harvests, thus reducing our expected revenue and increasing our inventory biomass. We expect that these conditions will continue through the first half of 2021, as the industry waits for the roll-out of a COVID-19 vaccine and the subsequent reopening of the food service channel. The Company is currently exploring options to potentially reduce its excess inventory through donation of fish to local food charities who have experienced unprecedented demand to feed families that have been impacted by the economic downturn in many markets across the U.S. due to the pandemic.

In December 2020, we selected InnovaSea as the Recirculating Aquaculture Systems (“RAS”) technology provider for our planned 10,000 metric ton farm (“Farm 3”), which we estimate will require capital expenditures of between $140 to $175 million to complete. We also communicated that though we had initially identified Mayfield, Kentucky as our leading site for Farm 3, that our subsequent diligence indicated that an alternative site may be superior. Our selection process has allowed us to pursue additional sites in the Midwest as we seek an optimal location for our farm. We continue to expect construction to begin in 2021 and anticipate that the farm will be ready to commence commercial production in 2023.

We remain focused on maintaining a strong balance sheet, liquidity, and financial flexibility and continue to monitor developments as we deal with the disruptions and uncertainties from a business and financial perspective relating to the COVID-19 pandemic. Management expects that all of its operations, across all of its geographies, will be impacted to some degree, but the significance of the impact of the COVID-19 pandemic on our business and the duration for which it may have an impact cannot be determined at this time.

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed in the section titled “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties, and assumptions discussed under “Part I—Item 1A—Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and “Part II—Item 1A—Risk Factors” in our Quarterly Reports on Form 10-Q, all of which are incorporated herein by reference, as they may be amended, supplemented, or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

USE OF PROCEEDS

Unless otherwise indicated in the prospectus supplement, we will use the net proceeds from the sale of securities by us offered by this prospectus for general corporate purposes, which may include capital expenditures (including development of existing and new farms), working capital, and other corporate expenses. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. As a result, unless otherwise indicated in the prospectus supplement, our management will have broad discretion to allocate the net proceeds of the offerings. Pending their ultimate use, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing instruments.

THE SECURITIES WE MAY OFFER

We may offer under this prospectus shares of our common stock and preferred stock, various series of debt securities, warrants to purchase any of such securities and units comprised of one or more of the other securities that may be offered under this prospectus, either individually or in combination with other securities, with a total value of up to $200,000,000 from time to time at prices and on terms to be determined at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity;

•	original issue discount;

•	rates and times of payment of interest or dividends;

•	redemption, conversion, exercise, exchange or sinking fund terms;

•	ranking;

•	restrictive covenants;

•	voting or other rights;

•

conversion or exchange prices or rates and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange; and

•	a discussion of certain U.S. federal income tax considerations, if any.

This prospectus may not be used to offer or sell securities unless accompanied by an applicable prospectus supplement. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

The following descriptions are not complete and may not contain all the information you should consider before investing in any securities we may offer hereunder; they are summarized from, and qualified by reference to, our restated certificate of incorporation, amended and restated by-laws, as amended, and the other documents referred to in the descriptions, all of which are or will be publicly filed with the SEC, as applicable. See “Where You Can Find More Information.”

DESCRIPTION OF DEBT SECURITIES

We may offer debt securities which may be senior or subordinated. We refer to senior debt securities and subordinated debt securities collectively as debt securities. Each series of debt securities may have different terms. The following description summarizes the general terms and provisions of the debt securities. We will describe the specific terms of the debt securities and the extent, if any, to which the general provisions summarized below apply to any series of debt securities in the prospectus supplement relating to the series and any applicable free writing prospectus that we authorize to be delivered.

We may issue senior debt securities from time to time, in one or more series under a senior indenture to be entered into between us and a senior trustee to be named in a prospectus supplement, which we refer to as the senior trustee. We may issue subordinated debt securities from time to time, in one or more series, under a subordinated indenture to be entered into between us and a subordinated trustee to be named in a prospectus supplement, which we refer to as the subordinated trustee. The forms of senior indenture and subordinated indenture are filed as exhibits to the registration statement of which this prospectus forms a part. Together, the senior indenture and the subordinated indenture are referred to as the indentures and, together, the senior trustee and the subordinated trustee are referred to as the trustees. This prospectus briefly outlines some of the provisions of the indentures. The following summary of the material provisions of the indentures is qualified in its entirety by the provisions of the indentures, including definitions of certain terms used in the indentures. Wherever we refer to particular sections or defined terms of the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indentures that are filed as exhibits to the registration statement of which this prospectus forms a part for additional information. As used in this prospectus, the term “debt securities” includes the debt securities being offered by this prospectus and all other debt securities issued by us under the indentures.

General

The indentures:

•	do not limit the amount of debt securities that we may issue;

•	allow us to issue debt securities in one or more series;

•	do not require us to issue all of the debt securities of a series at the same time; and

•	allow us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series.

Unless otherwise provided in the applicable prospectus supplement, the senior debt securities will be unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness, as described under “—Subordination” and in the applicable prospectus supplement.

Each indenture provides that we may, but need not, designate more than one trustee under an indenture. Any trustee under an indenture may resign or be removed and a successor trustee may be appointed to act with respect to the series of debt securities administered by the resigning or removed trustee. If two or more persons are acting as trustee with respect to different series of debt securities, each trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee. Except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by each trustee may be taken by each trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the applicable indenture.

The prospectus supplement for each offering will provide the following terms, where applicable:

•	the title of the debt securities and whether they are senior or subordinated;

•	any limit upon the aggregate principal amount of the debt securities of that series;

•	the date or dates on which the principal of the debt securities of the series is payable;

•

the price at which the debt securities will be issued, expressed as a percentage of the principal and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof or, if applicable, the portion of the principal amount of such debt securities that is convertible into another security of ours or the method by which any such portion shall be determined;

•	the rate or rates at which the debt securities of the series shall bear interest or the manner of calculation of such rate or rates, if any;

•

the date or dates from which interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates, the place(s) of payment, and the record date for the determination of holders to whom interest is payable on any such interest payment dates or the manner of determination of such record dates;

•	the right, if any, to extend the interest payment periods and the duration of such extension;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which debt securities of the series may be redeemed, converted or exchanged, in whole or in part;

•

our obligation, if any, to redeem or purchase debt securities of the series pursuant to any sinking fund, mandatory redemption, or analogous provisions (including payments made in cash in satisfaction of future sinking fund obligations) or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, debt securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	the form of the debt securities of the series including the form of the Certificate of Authentication for such series;

•	if other than minimum denominations of one thousand U.S. dollars ($1,000) or any integral multiple of $1,000 thereof, the denominations in which the debt securities of the series shall be issuable;

•

whether the debt securities of the series shall be issued in whole or in part in the form of a global debt security or global debt securities; the terms and conditions, if any, upon which such global debt security or global debt securities may be exchanged in whole or in part for other individual debt securities; and the depositary for such global debt security or global debt securities;

•

whether the debt securities will be convertible into or exchangeable for common stock or other securities of ours or any other Person and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, and the applicable conversion or exchange period;

•	any additional or alternative events of default to those set forth in the indenture;

•	any additional or alternative covenants to those set forth in the indenture;

•

the currency or currencies including composite currencies, in which payment of the principal of (and premium, if any) and interest, if any, on such debt securities shall be payable (if other than the currency of the United States of America), which unless otherwise specified shall be the currency of the United States of America as at the time of payment is legal tender for payment of public or private debts;

•

if the principal of (and premium, if any), or interest, if any, on such debt securities is to be payable, at our election or at the election of any holder thereof, in a coin or currency other than that in which such debt securities are stated to be payable, then the period or periods within which, and the terms and conditions upon which, such election may be made;

•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

•

the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•	additional or alternative provisions, if any, related to defeasance and discharge of the offered debt securities than those set forth in the indenture;

•	the applicability of any guarantees;

•	any restrictions on transfer, sale or assignment of the debt securities of the series; and

•	any other terms of the debt securities (which may supplement, modify or delete any provision of the indenture insofar as it applies to such series).

We may issue debt securities that provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity of the debt securities. We refer to any such debt securities throughout this prospectus as “original issue discount securities.”

We will provide you with more information in the applicable prospectus supplement regarding any deletions, modifications, or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Payment

Unless otherwise provided in the applicable prospectus supplement, the principal of, and any premium or make-whole amount, and interest on, any series of the debt securities will be payable by mailing a check to the address of the person entitled to it as it appears in the applicable register for the debt securities or by wire transfer of funds to that person at an account maintained within the United States.

All monies that we pay to a paying agent or a trustee for the payment of the principal of, and any premium, or interest on, any debt security will be repaid to us if unclaimed at the end of two years after the obligation underlying payment becomes due and payable. After funds have been returned to us, the holder of the debt security may look only to us for payment, without payment of interest for the period which we hold the funds.

Merger, Consolidation or Sale of Assets

The indentures provide that we may, without the consent of the holders of any outstanding debt securities, (i) consolidate with, (ii) sell, lease or convey all or substantially all of our assets to, or (iii) merge with or into, any other entity provided that:

•

either we are the continuing entity, or the successor entity, if other than us, assumes the obligations (a) to pay the principal of, and any premium, and interest on, all of the debt securities and (b) to duly perform and observe all of the covenants and conditions contained in the applicable indenture; and in the event the debt securities are convertible into or exchangeable for common stock or other securities of ours, such successor entity will, by such supplemental indenture, make provision so that the holders of debt securities of that series shall thereafter be entitled to receive upon conversion or exchange of such debt securities the number of securities or property to which a holder of the number of common stock or other securities of ours deliverable upon conversion or exchange of those debt securities would have been entitled had such conversion or exchange occurred immediately prior to such consolidation, merger, sale, conveyance, transfer or other disposition; and

•	an officers’ certificate and legal opinion covering such conditions are delivered to each applicable trustee.

Events of Default, Notice and Waiver

Unless the applicable prospectus supplement states otherwise, when we refer to “events of default” as defined in the indentures with respect to any series of debt securities, we mean:

•	default in the payment of any installment of interest on any debt security of such series continuing for 90 days unless such date has been extended or deferred;

•	default in the payment of principal of, or any premium on, any debt security of such series when due and payable unless such date has been extended or deferred;

•	default in the performance or breach of any covenant or warranty in the debt securities or in the indenture by us continuing for 90 days after written notice described below;

•	bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us; and

•	any other event of default provided with respect to a particular series of debt securities.

If an event of default (other than an event of default described in the fourth bullet point above) occurs and is continuing with respect to debt securities of any series outstanding, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the principal amount of, and accrued interest on, all the debt securities of that series to be due and payable. If an event of default described in the fourth bullet point above occurs, the principal amount of, and accrued interest on, all the debt securities of that series will automatically become and will be immediately due and payable without any declaration or other act on the part of the trustee or the holders of the debt securities. However, at any time after such a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of at least a majority in principal amount of outstanding debt securities of such series or of all debt securities then outstanding under the applicable indenture may rescind and annul such declaration and its consequences if:

•

we have deposited with the applicable trustee all required payments of the principal, any premium, interest and, to the extent permitted by law, interest on overdue installment of interest, plus applicable fees, expenses, disbursements and advances of the applicable trustee; and

•	all events of default, other than the non-payment of accelerated principal, or a specified portion thereof, and any premium, have been cured or waived.

The indentures provide that holders of debt securities of any series may not institute any proceedings, judicial or otherwise, with respect to such indenture or for any remedy under the indenture, unless the trustee fails to act for a period of 90 days after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of 25% or more in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to the trustee. However, this provision will not prevent any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and any premium, and interest on, such debt securities at the respective due dates thereof.

The indentures provide that, subject to provisions in each indenture relating to its duties in the case of a default, a trustee has no obligation to exercise any of its rights or powers at the request or direction of any holders of any series of debt securities then outstanding under the indenture, unless the holders have offered to the trustee reasonable security or indemnity. The holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under an indenture shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which:

•	is in conflict with any law or the applicable indenture;

•	may involve the trustee in personal liability; or

•	may be unduly prejudicial to the holders of debt securities of the series not joining the proceeding.

Within 120 days after the close of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of our several specified officers, stating whether or not that officer has knowledge of any default under the applicable indenture. If the officer has knowledge of any default, the notice must specify the nature and status of the default.

Modification of the Indentures

Subject to certain exceptions, the indentures may be amended with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of all series affected by such amendment (including consents obtained in connection with a tender offer or exchange for the debt securities of such series).

We and the applicable trustee may make modifications and amendments of an indenture without the consent of any holder of debt securities for any of the following purposes:

•	to cure any ambiguity, defect, or inconsistency in the applicable indenture or in the Securities of any series;

•	to comply with the covenant described above under “—Merger, Consolidation or Sale of Assets”;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	to add events of default for the benefit of the holders of all or any series of debt securities;

•

to add the covenants, restrictions, conditions or provisions relating to us for the benefit of the holders of all or any series of debt securities (and if such covenants, restrictions, conditions or provisions are to be for the benefit of less than all series of debt securities, stating that such covenants, restrictions, conditions or provisions are expressly being included solely for the benefit of such series), to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any right or power in the applicable indenture conferred upon us;

•

to add to, delete from, or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication, and delivery of debt securities, as set forth in the applicable indenture;

•	to make any change that does not adversely affect the rights of any holder of notes under the applicable indenture in any material respect;

•

to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided in the applicable indenture, to establish the form of any certifications required to be furnished pursuant to the terms of the applicable indenture or any series of debt securities under the applicable indenture, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under the applicable indenture by a successor trustee or to appoint a separate trustee with respect to any series;

•	to comply with any requirements of the SEC or any successor in connection with the qualification of the indenture under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act; or

•

to conform the applicable indenture to this “—Description of Debt Securities” or any other similarly titled section in any prospectus supplement or other offering document relating to a series of debt securities.

Subordination

Payment by us of the principal of, premium, if any, and interest on any series of subordinated debt securities issued under the subordinated indenture will be subordinated to the extent set forth in an indenture supplemental to the subordinated indenture relating to such series.

Discharge, Defeasance and Covenant Defeasance

Unless otherwise provided in the applicable prospectus supplement, the indentures allow us to discharge our obligations to holders of any series of debt securities issued under any indenture when:

•

either (i) all securities of such series have already been delivered to the applicable trustee for cancellation; or (ii) all securities of such series have not already been delivered to the applicable trustee for cancellation but (a) have become due and payable, (b) will become due and payable within one year, or (c) if redeemable at our option, are to be redeemed within one year, and we have irrevocably deposited with the applicable trustee, in trust, funds in such currency or currencies, or governmental obligations in an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal and any premium, and interest to the date of such deposit if such debt securities have become due and payable or, if they have not, to the stated maturity or redemption date;

•	we have paid or caused to be paid all other sums payable.

Unless otherwise provided in the applicable prospectus supplement, the indentures provide that, upon our irrevocable deposit with the applicable trustee, in trust, of an amount, in such currency or currencies in which such debt securities are payable at stated maturity, or government obligations, or both, applicable to such debt securities, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, and any premium or make-whole amount, and interest on, such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor, the issuing company shall be released from its obligations with respect to such debt securities under the applicable indenture or, if provided in the applicable prospectus supplement, its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute an event of default with respect to such debt securities.

The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Conversion Rights

The terms and conditions, if any, upon which the debt securities are convertible into common stock or other securities of ours will be set forth in the applicable prospectus supplement. The terms will include whether the debt securities are convertible into shares of common stock or other securities of ours, the conversion price, or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at the issuing company’s option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the debt securities and any restrictions on conversion.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF CAPITAL STOCK

General

The following description summarizes the most important terms of our capital stock. We adopted our Charter in connection with the registration of our common stock on the Nasdaq stock market, and this description summarizes the provisions included in such document, as well as those contained in our Amended and Restated Bylaws (our “Bylaws”). Because it is only a summary, it does not contain all the information that may be important to you. For a complete description of the matters set forth in this “Description of Capital Stock,” you should refer to our Charter and Bylaws, which have been filed with the SEC and are incorporated by reference into the registration statement of which this prospectus is a part, and to the applicable provisions of Delaware law. Our authorized capital stock consists of 80,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, $0.01 par value per share.

As of December 31, 2020, there were 55,497,133 shares of our common stock outstanding, held by 323 stockholders of record, and no shares of our preferred stock outstanding. Included in the outstanding shares of our common stock are 72,653 shares of restricted stock that are subject to vesting requirements. Our board of directors is authorized, without stockholder approval except as required by the listing standards of The Nasdaq Capital Market, to issue additional shares of our capital stock.

Common Stock

Dividend Rights

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine.

Voting Rights

Holders of shares of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. A majority of the votes cast at a meeting of the shareholders by the holders of shares entitled to vote is required for any action by the shareholders except (a) as otherwise provided by law or the Third Amended and Restated Certificate of Incorporation and (b) that directors are to be elected by a plurality of the votes cast at elections. Holders of shares of our common stock do not have cumulative voting rights in the election of directors.

Our Third Amended and Restated Certificate of Incorporation provides that all stockholder actions are required to be taken by a vote of the stockholders at an annual or special meeting; that stockholders may not take any action by written consent in lieu of a meeting; that only the chairman of our Board of Directors, our chief executive officer, or a majority of the authorized number of directors may call special meetings of stockholders; and that only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders. Our Amended and Restated Bylaws limit the business that may be conducted at an annual meeting of stockholders to those matters properly brought before the meeting.

No Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights, and is not subject to conversion, redemption, or sinking fund provisions.

Right to Receive Liquidation Distributions

If we become subject to a liquidation, dissolution, or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Fully Paid and Non-Assessable

All of the outstanding shares of our common stock are, and the shares of our common stock to be issued by us pursuant to this offering will be, fully paid and non-assessable.

Preferred Stock

Our Board is authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series; to establish from time to time the number of shares to be included in each series; and to fix the designation, powers, preferences, and rights of the shares of each series and any of its qualifications, limitations, or restrictions, in each case without further vote or action by our stockholders. Our board of directors can also increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, or preventing a change in control of our company and might adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock. We have no current plan to issue any shares of preferred stock.

We will fix the rights, preferences, and privileges of the preferred stock of each such series, as well as any qualifications, limitations, or restrictions thereon, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. This description will include:

•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price;

•	the dividend rate, period, payment date, and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•	voting rights, if any, of the preferred stock;

•	preemptive rights, if any;

•	restrictions on transfer, sale, or other assignment, if any;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of certain United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve, or wind up our affairs;

•

any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve, or wind up our affairs; and

•	any other specific terms, preferences, rights, or limitations of, or restrictions on, the preferred stock.

The General Corporation Law of the State of Delaware, the state of our incorporation, provides that the holders of preferred stock will have the right to vote separately as a class (or, in some cases, as a series) on an amendment to our Charter if the amendment would change the par value; the number of authorized shares of the class; or the powers, preferences, or special rights of the class or series so as to adversely affect the class or series, as the case may be. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, or preventing a change in our control and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.

Outstanding Warrants

As of December 31, 2020, we had warrants outstanding and exercisable for 948,855 shares of our common stock (the “Outstanding Warrants”). Below is a summary of the Outstanding Warrants. The offering and sale of the Outstanding Warrants, and the shares of common stock underlying the Outstanding Warrants, were registered under our Registration Statement on Form S-1 (File No. 333-221435), filed with the SEC on November 8, 2017 and declared effective on January 12, 2018 (the “Prior Registration Statement”).

The material terms and provisions of the Outstanding Warrants are summarized below. The following description is subject to, and qualified in its entirety by, the form of Common Stock Purchase Warrant, which was filed as an exhibit to Amendment No. 2 to the Prior Registration Statement on January 9, 2018. You should review a copy of the form of Common Stock Purchase Warrant for a complete description of the terms and conditions applicable to the Outstanding Warrants.

Term

The Outstanding Warrants are exercisable upon issuance and for five years from the date of issuance but not thereafter.

Exercise Price

The exercise price of the Outstanding Warrants is $3.25 per share. The exercise price and number of shares of our common stock issuable upon the exercise of the Outstanding Warrants are subject to adjustment in the event of any stock dividend, stock split, reverse stock split, recapitalization, reorganization, or similar transaction. The exercise price can also be lowered by us for any period of time, with the prior written consent of the holders of a majority in interest of the Outstanding Warrants then outstanding, unless prohibited by the listing rules of the exchange on which our common stock is listed.

Exercisability

The Outstanding Warrants are immediately exercisable upon issuance and are exercisable at any time during the term of the Outstanding Warrants. The Outstanding Warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise.

No Fractional Shares

No fractional shares or scrip representing fractional shares shall be issued upon the exercise of any of the Outstanding Warrants. As to any fraction of a share that the holder would otherwise be entitled to purchase upon such exercise, we shall, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price of the Outstanding Warrants or round up to the next whole share.

Transferability

Subject to applicable laws, any Outstanding Warrant may be transferred at the option of the holder thereof upon surrender of that Outstanding Warrant to us, together with the appropriate instruments of transfer, provided that we may require an opinion of counsel in connection with certain transfers.

Authorized Shares

During the period the Outstanding Warrants are outstanding, we will reserve from our authorized and unissued common stock a sufficient number of shares to provide for the issuance of shares of common stock underlying the Outstanding Warrants upon the exercise of the Outstanding Warrants.

Fundamental Transactions

In the event of any fundamental transaction, as described in the Outstanding Warrants, which include, generally, any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our common stock, then, upon any subsequent exercise of a Outstanding Warrant, the holder shall have the right to receive as alternative consideration, for each share of our common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of us, if we are the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of our common stock for which the Outstanding Warrant is exercisable immediately prior to such event. Any successor to us or surviving entity is obligated to assume the obligations under the Outstanding Warrants. In the event of certain fundamental transactions, the Company shall, at each Outstanding Warrant holder’s option, purchase such holder’s Outstanding Warrant by paying an amount in cash equal to the Black Scholes value of the remaining unexercised portion of such Outstanding Warrant.

Right as a Stockholder

Except as otherwise provided in the Outstanding Warrants or by virtue of a holder’s ownership of shares of our common stock, the holders of the Outstanding Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Outstanding Warrants.

Waiver and Amendments

The terms of any Outstanding Warrant, other than a lowering of the exercise price as described above, may be amended or waived with our written consent and the written consent of the holder of such Outstanding Warrant.

Beneficial Ownership Limitation

Subject to limited exceptions, a holder of an Outstanding Warrant will not have the right to exercise any portion thereof if the holder (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of our common stock in excess of 4.99% (or, at the election of the holder, 9.99%) of the shares of our common stock then outstanding immediately after giving effect to such exercise (the “Beneficial Ownership

Limitation”); provided, however, that upon notice to us, the holder may increase or decrease the Beneficial Ownership Limitation; and, provided further, that in no event shall the Beneficial Ownership Limitation exceed 9.99% and in no event shall any increase in the Beneficial Ownership Limitation be effective until 61 days following notice of such increase from the holder to us.

Registration Rights

There are no rights with regard to registration under the Securities Act of 1933 of our common stock or preferred stock.

Anti-Takeover Provisions

The provisions of Delaware law, our Charter, and our Bylaws, which are summarized below, may have the effect of delaying, deferring, or discouraging another person from acquiring control of our company. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Delaware Law

We are governed by the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales, or other transactions resulting in a financial benefit to the stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s outstanding voting stock. These provisions may have the effect of delaying, deferring, or preventing a change in our control.

Third Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws Provisions

Our Charter and our Bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our board of directors or management team, including the following:

•

Board of Directors Vacancies. Our Charter and Bylaws authorize only our board of directors to fill vacant directorships, including newly created seats. In addition, the number of directors constituting our board of directors will be permitted to be set only by a resolution adopted by a majority vote of our entire board of directors. These provisions would prevent a stockholder from increasing the size of our board of directors and then gaining control of our board of directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our board of directors and promotes continuity of management.

•

Stockholder Action; Special Meeting of Stockholders. Our Charter provides that our stockholders may not take action by written consent, but may only take action at annual or special meetings of our stockholders. As a result, a holder controlling a majority of our capital stock would not be able to amend our Bylaws or remove directors without holding a meeting of our stockholders called in accordance with our Bylaws. Our Bylaws further provide that special meetings of our stockholders may be called only by the Chairman of our board of directors or our Chief Executive Officer, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.

•

Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our Bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our Bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

•

No Cumulative Voting. The Delaware General Corporation Law provides that stockholders are not entitled to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our Charter does not provide for cumulative voting.

•

Removal of Directors. Our Charter provides that stockholders may remove directors for cause only by affirmative vote of a majority of the voting power of the outstanding voting stock and without cause only by affirmative vote of two-thirds of the voting power of our then-outstanding voting stock.

•

Amendment of Charter or Bylaw Provisions. Any amendment of the above provisions in our Charter or Bylaws would require approval by holders of at least two-thirds of the voting power of our then-outstanding voting stock.

•

Issuance of Undesignated Preferred Stock. Our board of directors has the authority, without further action by the stockholders, to issue up to 5,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock would enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest, or other means.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “AQB.”

DESCRIPTION OF WARRANTS

General

We may issue warrants for the purchase of our preferred stock, common stock, or any combination thereof. Warrants may be issued independently or together with our preferred stock or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

Equity Warrants

The prospectus supplement relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of warrants;

•	the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

•	the dates on which the right to exercise the warrants shall commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of certain U.S. federal income tax considerations;

•	the antidilution provisions of the warrants, if any;

•	the redemption or call provisions, if any, applicable to the warrants;

•	any provisions with respect to the holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

•	any additional terms of the warrants, including procedures and limitations relating to the exchange, exercise, and settlement of the warrants.

Holders of equity warrants will not be entitled:

•	to vote, consent, or receive dividends;

•	to receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	to exercise any rights as stockholders.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other classes of securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The units may be issued under unit agreements to be entered into between us and a unit agent, as detailed in the prospectus supplement relating to the units being offered. The prospectus supplement will describe:

•

the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer, or exchange of the units;

•	a discussion of certain federal income tax considerations, if applicable; and

•	whether the units if issued as a separate security will be issued in fully registered or global form.

The descriptions of the units in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define your rights as holders of the units. For more information, please review the forms of the relevant agreements, which will be filed with the SEC promptly after the offering of units and will be available as described in the section titled “Where You Can Find More Information.”

PLAN OF DISTRIBUTION

This prospectus relates to the possible offer and sale by us, from time to time, in one or more series or issuances and on terms that we will determine at the time of the offering, of any combination of the securities described in this prospectus, up to an aggregate amount of $200,000,000.

We may sell the securities offered through this prospectus (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents, or (4) through a combination of any these methods. We may use any one or more of the following methods when selling shares:

•	on The Nasdaq Capital Market or any other national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	through ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	through block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	directly to one or more purchasers;

•	through agents;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	through one or more underwriters on a firm commitment or best-efforts basis;

•	in an exchange distribution in accordance with the rules of the applicable exchange;

•	in privately negotiated transactions;

•	through loans or pledges of our common stock to a broker-dealer who may sell shares of our common stock so loaned or, upon a default, may sell or otherwise transfer the pledged stock;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The securities may be distributed at a fixed price or prices, which may be changed; market prices prevailing at the time of sale; prices related to the prevailing market prices; or negotiated prices. We may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415 under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either: on or through the facilities of Nasdaq or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or other than on Nasdaq or such other securities exchanges or quotation or trading services. Such at-the-market offerings, if any, may be conducted by underwriters acting as principal or agent. The prospectus supplement will include, to the extent required, the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions, and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

We may issue to the holders of our common stock on a pro rata basis, for no consideration, subscription rights to purchase shares of our common stock or preferred stock. These subscription rights may or may not be transferable by stockholders. The applicable prospectus supplement will describe the specific terms of any offering of our common or preferred stock through the issuance of subscription rights, including the terms of the subscription rights offering; the terms, procedures, and limitations relating to the exchange and exercise of the subscription rights; and, if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of common or preferred stock through the issuance of subscription rights. Pursuant to a requirement by the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker-dealer may not be greater than 8% of the maximum gross proceeds of the securities that may be sold under this prospectus.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending, or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The prospectus supplement will include the names of the principal underwriters, the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities, and the nature of any material relationship between an underwriter and us.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters, or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed-delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization, and Other Transactions

Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions, and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing, or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions, and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

At-the-Market, Derivative Transactions and Hedging

We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Electronic Auctions

We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters, or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us and may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated, or rejected. Of course, many pricing methods can and may also be used.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid, or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Goodwin Procter LLP, Boston, Massachusetts, will pass upon the validity of the securities being offered by this prospectus. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The financial statements of the Company, incorporated in this prospectus by reference from the Company’s Annual Reports on Form 10-K for the years ended December 31, 2019 and 2018, have been audited by Wolf & Company, P.C., an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is an important part of this prospectus. To the extent that any statement that we make in this prospectus is inconsistent with the statements made in the applicable prospectus supplement or the information incorporated by reference, the statements made in this prospectus are deemed modified or superseded by the statements made in such prospectus supplement, while information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus but prior to the termination of the offering of the securities covered by the applicable prospectus supplement (other than information deemed furnished pursuant to Items 2.02 and 7.01 of Form 8-K). The documents we are incorporating by reference are:

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March  10, 2020, and our definitive proxy statement on Schedule 14A (with respect to those portions specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2019), which was filed with the SEC on March 19, 2020;

•

our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, filed with the SEC on May 5, 2020, June  30, 2020, filed with the SEC on August 6, 2020 and September  30, 2020, filed with the SEC on November 3, 2020;

•

our Current Reports on Form 8-K filed with the SEC on January 27, 2020, February  11, 2020, February 12, 2020, February  13, 2020, March 10, 2020, April 29, 2020, August 5, 2020, August 6, 2020, August 10, 2020, August  20, 2020, November 3, 2020, November 19, 2020, December  9, 2020, December  10, 2020 and December 14, 2020 (except that, with respect to each of the foregoing Current Reports, any portions thereof which are furnished and not filed shall not be deemed incorporated by reference into this prospectus supplement); and

•

the description of our common stock contained in Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 10, 2020 (including any further amendment or reports filed with the SEC for the purpose of updating such description).

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus, but not delivered with the prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. You should direct written requests to Corporate Secretary, AquaBounty Technologies, Inc., 2 Mill & Main Place, Suite 395, Maynard Massachusetts 01754, Telephone: (978) 648-6000.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and other reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Sections 13(a) or 15(d) of the Exchange Act can also be accessed free of charge through the Internet. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933 relating to the offering of these securities. This prospectus omits some information set forth in the registration statement in accordance with SEC rules and regulations. The registration statement, including the attached exhibits, contains additional relevant information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings.

The registration statement and the documents referred to above under “Incorporation of Certain Information by Reference” are also available on our Internet website, www.aquabounty.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

                              Shares of Common Stock

PROSPECTUS SUPPLEMENT

Oppenheimer & Co. Lake Street

The date of this prospectus supplement is February                , 2021